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                                                                    EXHIBIT 99.1


                           ATMOS ENERGY CORPORATION
                         LONG-TERM STOCK PLAN FOR THE
                      UNITED CITIES GAS COMPANY DIVISION

     WHEREAS, the Board of Directors of United Cities Gas Company, an Illinois and Virginia corporation ("United Cities"), duly established the United Cities Long-Term Stock Plan of 1989 (the "United Cities Plan"); and

     WHEREAS, on April 28, 1989, a majority of the shareholders of United Cities approved the establishment of the United Cities Plan; and

     WHEREAS, on July 19, 1996, Atmos Energy Corporation (the "Company") and United Cities entered into that certain Agreement and Plan of Reorganization, which was amended on October 3, 1996 by Amendment No. 1 to the Agreement and Plan of Reorganization (collectively, the "Agreement") , pursuant to which United Cities was merged with and into the Company on July 31, 1997 (the "Merger"); and

     WHEREAS, pursuant to Section 4.9 of the Agreement, the Company agreed to continue in effect the United Cities Plan, following the consummation of the Merger; and

     WHEREAS, the Board of Directors of the Company approved the adoption of the United Cities Plan and the assumption of all outstanding rights previously granted to each participant thereunder through its approval of the Agreement; and

     WHEREAS, a majority of the shareholders of the Company approved the adoption of the United Cities Plan through their approval of the Merger, the Agreement and the related Plan of Merger on November 12, 1996; and

     WHEREAS, in compliance with Section 4.9 of the Agreement, the United Cities Plan has been amended and restated as the Atmos Energy Corporation Long-Term Stock Plan for the United Cities Gas Company Division (the "Plan"); and

     WHEREAS, although it may do so, the Company does not contemplate granting or awarding any further Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Stock Appreciation Rights or any combination thereof under the Plan, but only to allow all outstanding grants originally awarded under the United Cities Plan to be exercised, pursuant to which the holders will receive shares of Stock (as defined below) in lieu of shares of United Cities common stock.

1.   Purpose
     -------

     The purposes of the Plan are to:

     a. Provide incentives to Key Employees (as defined below) to perform in the best interests of the shareholders of the Company and its customers.
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     b.   Encourage Key Employees to increase their proprietary interest in the
          Company and thereby increase their interest in the success of the Company and its shareholders.

     c. Provide a means of retaining a high quality of employees and strengthen their desire to remain in the employ of the Company.

     To meet these purposes, the Plan provides for the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Stock Appreciation Rights or any combination thereof.

2.   Definitions
     -----------

     The following definitions shall be applicable throughout the Plan:

     a. Award" means a grant provided to any Key Employee in accordance with the provisions of the Plan in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Stock Appreciation Rights (as such terms are defined below) or any combination thereof.

     b. "Award Agreement" means the written agreement evidencing each Award granted by the Company to a Key Employee under the Plan.

     c.   "Board" means the Board of Directors of the Company.

     d.   "Change of Control" means the occurrence of an event defined in
          Section 10 hereof.

     e.   "Code" means the Internal Revenue Code of 1986, as amended.

     f. "Committee" means the Human Resources Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than three members of the Board, all of whom are "non-employee directors" as defined under Rule 16b-3 of the Exchange Act.

     g. "Date of Grant" with respect to any Award means the actual date that the grant of such Award under the Plan is approved by the Committee.

     h. "Disability" means total disability as defined in Section 422 of the Code and the rules and regulations promulgated thereunder.

     i.   "Exchange Act" means the Securities Exchange Act of 1934.

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     j.   "Fair Market Value" means, as of any date, the closing price for one share of Stock (as defined below) on such date, or if such date is not a trading day, for the trading day immediately prior to such date, in either case where the closing price shall be the last quoted price, or, if not so quoted, the closing price as reported on the New York Stock Exchange Composite Tape.

     k. "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

     l. "Key Employee" means an employee of the Company who is a former United Cities employee, including any former United Cities director who was also an employee of United Cities, who was deemed, in the judgment of the Board of Directors of United Cities, or a committee appointed by it, to be a "key employee".

     m. "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

     n. "Options" means collectively each Incentive Stock Option and Nonqualified Stock Option awarded under the Plan.

     o.   "Restricted Stock" means Stock (as defined below) awarded under
          Section 8 hereof.

     p. "Retirement" means normal or early retirement from the Company as defined in United Cities' principal retirement plan in effect at July 31, 1997.

     q.   "Securities Act" means the Securities Act of 1933.

     r.   "Stock" means the common stock, no par value, of the Company.

     s. "Stock Appreciation Right" or "SAR" means a stock appreciation right awarded under Section 9 hereof.

     t. "Subsidiary" means any corporation in which the Company, or any Subsidiary thereof, owns, directly or indirectly, capital stock having a voting power equal to 50% or more of the total combined voting power of all capital stock of such corporation and which is designated by the Board to participate in the Plan.

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3.   Administration
     --------------

          The Plan shall be administered by the Committee. No member of the Committee shall be eligible to receive an Award under the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

     a.   Select employees to participate in the Plan.

     b.   Determine the amount, duration and type of Awards to be made.

     c. Determine the times(s) when Awards will be made and the terms and conditions to which Awards may be subject.

          The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan. The Committee's decisions regarding Awards need not be uniform and may be made selectively among Key Employees. The Committee's interpretation of the Plan and any Awards granted under the Plan and all decisions and determinations by the Committee with respect to the Plan shall be final, binding and conclusive on all parties. The Committee may, subject to the provisions of the Plan, establish, alter or repeal such rules and regulations as it deems necessary or advisable for the proper administration of the Plan.

4.   Shares Subject to the Plan
     --------------------------

          The aggregate number of shares of Stock which may be awarded under the Plan, subject to purchase by exercising Options and subject to Stock Appreciation Rights granted under the Plan shall not exceed 250,000 shares. Such number of shares shall be subject to adjustment in accordance with
     Section 12 hereof. Such shares of Stock may be authorized and unissued shares, treasury shares or shares purchased on the open market or by private purchase at prices no higher than the Fair Market Value of Stock at the time of purchase. If, for any reason, any shares of Stock (including Restricted Stock) awarded, or subject to an unexercised portion of an Option or a Stock Appreciation Right granted under the Plan which has expired, are forfeited, surrendered, canceled or terminated, such shares of Stock shall again become available for Award under the Plan.

5.   Effective Date and Term of the Plan
     -----------------------------------

          The Plan shall be in effect as of July 31, 1997, and, subject to the provisions of Section 13 hereof, the Plan shall remain in effect and Awards may be made as provided herein for a period of ten years, ending December 31, 1998. Notwithstanding the expiration or termination of the Plan as herein provided, the Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled; provided, however, that upon such expiration or termination no further Awards may be granted under the Plan.

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6.   Grant of Awards
     ---------------

          Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

7.   Stock Options
     -------------

          The Committee may, at any time and in its discretion, authorize the grant of one or more Options to any Key Employee. Each Option so granted shall be subject to the following terms (in addition to any other terms contemplated hereunder):

     a. OPTION TERM: The Option awarded may be exercised at such times and subject to such conditions as determined by the Committee; provided, however, that no Option shall be exercisable after ten (10) years from the Date of Grant.

     b. OPTION PRICE: The Option price per share shall be determined by the Committee at the time such Option is awarded and shall not be less than the Fair Market Value of one share of Stock on the Date of Grant.

     c. EXERCISE: An Option may be exercised by the Key Employee to whom it is granted in accordance with its terms as provided in the Award Agreement by delivering to the Company written notice to that effect. The purchase price of the shares of Stock as to which an Option is exercised shall be paid to the Company at the time of exercise either in cash or Stock (or a combination thereof) already owned by the person exercising such Option having a total Fair Market Value equal to the option price of the shares of Stock the subject of the exercise of the Option at the time it is exercised. No shares of Stock shall be issued until full payment has been received therefor and the person exercising the Option shall have complied with the requirements set forth in the Plan and the Award Agreement.

     d. TERMINATION OF EMPLOYMENT: In the event that the employment of a Key Employee to whom an Option has been awarded has been terminated for any reason (including a termination by the Company whether or not for good cause and a termination by reason of the death, Disability or Retirement of the Key Employee), other than a termination associated with a Change of Control as described in Section 10, such Option shall be canceled coincident with the effective date of termination. The Committee in its sole discretion may provide in the Award Agreement that in the event that the employment of the Key Employee to whom an Option the subject of such Award Agreement is being granted has been terminated (i) by reason of death or Disability, such Option may be exercised for a period of up to one (1) year after the date of such termination, or (ii) by reason of Retirement, such Option may be exercised for a period of up to three (3) months after the date of such termination; provided, however, that in no event

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          may such Option be exercised beyond the expiration date set forth in the Award Agreement, and provided, further, that such Option is or becomes otherwise exercisable by its terms prior to the expiration of the applicable period after such termination.

     e. TRANSFER: Options shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Key Employee to whom such Options were granted only by such Key Employee.

     f. CHANGE OF CONTROL: Notwithstanding any other provisions contained in the Plan or the Award Agreement, any Option which has not expired under its term and is held by a Key Employee at the time of a Change of Control shall be exercisable as of the date of such Change of Control, unless the Committee in its sole discretion otherwise determines.

     g. INCENTIVE STOCK OPTIONS: The Committee, with respect to each Award of an Option to a Key Employee, shall determine whether such Option shall be an Incentive Stock Option or a Nonqualified Stock Option, and, upon making such determination, shall designate such Option as either an Incentive Stock Option or a Nonqualified Stock Option, as the case may be, in the Award Agreement.

     h. AWARD AGREEMENT: Each Option shall be evidenced by an Award Agreement which shall set forth the number of shares of Stock the subject of such Option, the time or period for its exercise, the exercise price per share and such other terms and conditions as the Committee shall require or otherwise deems desirable.

     i. LIMITATION OF STOCK PURCHASES: To the extent required by the Code, the aggregate Fair Market Value (as determined at the time of the Date of Grant of Incentive Stock Options) of the Stock with respect to which any Incentive Stock Options are exercisable by an Key Employee for the first time during any calendar year shall not exceed $100,000 for such Key Employee, plus the amount of any unused limit carryover from any prior years.

     j. LIMITATION OF AWARD OF INCENTIVE STOCK OPTIONS: No Incentive Stock Option may be granted to any employee (whether or not then a Key Employee) who at the time such Incentive Stock Option would otherwise be granted (but for the provisions contained in this limitation) owns more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company unless (i) the Option price in respect of each share of Stock the subject of such Incentive Stock Option is not less than 110% of the Fair Market Value of each share of Stock on the Date of Grant, and (ii) such Incentive Stock Option is not exercisable after the end of the fifth year from the Date of Grant.

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8.   Restricted Stock
     ----------------

          The Committee may, at any time and in its discretion, authorize the grant of Awards of Stock constituting Restricted Stock to any Key Employee. Each Award of Restricted Stock shall be subject to the following terms (in addition to any other terms contemplated hereunder):

     a. RESTRICTIONS: Any Award of Stock pursuant to this Section 8 shall be subject to such restrictions and terms, and all other conditions with respect to the grant thereof, including (without limitation) any required payments to be made by the Key Employee in respect thereof, as the Committee in its discretion may determine (such Stock being herein referred to as "Restricted Stock"). At the time a Restricted Stock Award is made, the Committee shall establish a period (after which restrictions will lapse) during which all restrictions in respect of the Stock constituting the Restricted Stock shall apply, which shall be a period commencing on the Award Date of Grant and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where it deems appropriate. At the discretion of the Committee, each Restricted Stock Award may have a different Restriction Period.

     b. TERMINATION OF EMPLOYMENT: Except as may be otherwise determined by the Committee, in the event that the employment of a Key Employee to whom an Award of Restricted Stock has been granted has been terminated for any reason (including a termination by the Company whether or not for good cause and a termination by reason of the death, Disability or Retirement of the Key Employee), other than a termination associated with a Change of Control as described in Section 10 hereof, before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be reacquired by the Company.

     c. TRANSFER: No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period except that such Restricted Stock may be bequeathed in a testamentary will during the Restriction Period.

     d. WAIVER OF RESTRICTIONS: In cases of death, Disability, Retirement, Change of Control as described in Section 10 hereof or special circumstances (as determined by the Committee), the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to a Key Employee's Restricted Stock.

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     e.   CHANGE OF CONTROL:  Notwithstanding any other provisions contained herein or in the Award Agreement, all restrictions on any Restricted Stock shall lapse immediately upon a Change of Control, unless the Committee in its sole discretion otherwise determines, except for restrictions, if any, on the transferability of such shares required to satisfy applicable federal and state securities laws.

     f. AWARD AGREEMENT: Each Restricted Stock Award shall be evidenced by an Award Agreement which shall define the Restriction Period and contain such other terms and conditions as the Committee shall require or otherwise deems desirable.

     g. STOCK CERTIFICATES: As soon as practicable after the Award of Restricted Stock, the Company shall cause to be issued a Stock certificate, registered in the name of the Key Employee to whom such Award has been granted, evidencing the number of shares of Stock the subject of the Restricted Stock Award. Unless such certificate is deposited with a custodian pursuant to Paragraph (h) of this Section 8, each such certificate shall bear the following legend (in addition to any other restrictive legends otherwise applicable in respect of the shares covered thereby):

               "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Atmos Energy Corporation Long-Term Stock Plan for the United Cities Gas Company Division and an Award Agreement entered into between the registered owner of such shares and Atmos Energy Corporation. A copy of the Plan and Award Agreement is on file in the office of the Secretary of Atmos Energy Corporation, 5430 LBJ Freeway, Three Lincoln Centre, Suite 1800, Dallas, Texas 75240."

          Such legend shall not be removed from any Stock certificate evidencing such Restricted Stock until the lapse of restrictions applicable thereto.

     h. CUSTODIAN: As an alternative to delivery of a Stock certificate to the Key Employee pursuant to Paragraph (g) of this Section 8 containing the legend set forth therein, any Stock certificate evidencing an Award of Restricted Stock may be deposited by the Company with a custodian to be designated by the Committee. The Company shall cause the custodian to issue the Key Employee a receipt for any Restricted Stock deposited with it in accordance with this Paragraph. Such custodian shall hold the deposited certificates and deliver the same to the Key Employee in whose name the shares of Stock evidenced thereby are registered only after the restrictions applicable thereto shall have lapsed.

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     i.   RIGHTS AS A SHAREHOLDER:  Upon delivery of Restricted Stock to the Key
          Employee (or the custodian, if any) as a Restricted Stock Award, the Key Employee shall, except as set forth in Paragraph (c) of this
          Section 8, have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock.

     j. REPAYMENT TO THE KEY EMPLOYEE: The Company shall repay to the Key Employee all amounts, if any, actually paid to the Company by such Key Employee for shares of Restricted Stock which are forfeited to the Company as a result of the application of the terms of the Plan and/or the Award Agreement, such repayment to be in cash or property, as the Committee in its sole discretion shall determine.

9.   Stock Appreciation Rights
     -------------------------

          The Committee may, at any time and in its discretion, authorize the grant to any Key Employee of the Company who is granted an Award of an Option, simultaneously with the grant of such Award, the right (herein referred to as a "Stock Appreciation Right") to surrender such Option in whole or in part (to the extent such Option is otherwise exercisable) and to receive from the Company an amount equal to the excess, if any, of the aggregate Fair Market Value of the Stock with respect to which the Option is otherwise exercisable on the date such Option is surrendered over the Option price of the shares of Stock the subject thereof. Each Stock Appreciation Right shall be subject to the following terms (in addition to any other terms contemplated hereunder):

     a. TERMS: The Committee in its discretion may limit the period or periods during which the Stock Appreciation Rights may be exercised and may provide such other terms and conditions (which need not be the same with respect to each optionee) under which a Stock Appreciation Right may be granted and/or exercised. A Stock Appreciation Right may be exercised only so long as the related Option is exercisable and shall terminate on the surrender (except in connection with the exercise thereof), termination, expiration or forfeiture of the related Option. In no event may a Stock Appreciation Right be exercised more than ten (10) years after the Date of Grant of the related Option.

     b. PAYMENT: Payment by the Company of the amount receivable by the Key Employee upon the exercise of a Stock Appreciation Right may be made by the delivery of Stock or cash or any combination of Stock or cash, as determined in the sole discretion of the Committee from time to time; provided, however, that no cash payment shall be made to such Key Employee in respect of a Stock Appreciation Right if such Stock Appreciation Right or any related Option shall have been exercised during the first six (6) months of their respective terms, except in the case of the exercise thereof following the death or Disability of the Key Employee to whom such Awards were granted. No fractional shares of Stock

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          shall be issued in payment upon the exercise of a Stock Appreciation
          Right, and in lieu of the issuance of fractional shares the Committee may provide for the elimination of fractional shares without adjustment or for the payment to such Key Employee of the Fair Market Value of a whole share of Stock on the date the Stock Appreciation Right is exercised multiplied by the fractional share interest otherwise issuable, subject to the proviso set forth in the preceding sentence.

     c. TRANSFER: Stock Appreciation Rights shall not be transferable except by will or the laws of descent and distribution and shall be transferable only in conjunction with a permitted transfer of the Option to which such Stock Appreciation Right relates and only to the transferee of such Option. Stock Appreciation Rights shall be exercisable during the lifetime of the Key Employee to whom they are granted only by such Key Employee.

     d. AWARD AGREEMENT: Each Stock Appreciation Right shall be evidenced by an Award Agreement which shall set forth the shares of Stock the subject thereof, the Option to which it relates and such other terms and conditions as the Committee shall require or otherwise deems desirable.

     e. LIMITATION: Notwithstanding anything to the contrary contained herein, in no event shall the aggregate number of shares of Stock the subject of all Stock Appreciation Rights granted to any Key Employee under the Plan and then outstanding exceed 33% of the aggregate number of shares of Stock the subject of all Options granted to such Key Employee under the Plan and then outstanding.

10.  Change of Control
     -----------------

     For the purpose of the Plan, a "Change of Control", shall mean the consummation of a Business Combination as defined under Article Seven of the Articles of Incorporation of United Cities Gas Company in existence on the date the Merger becomes effective.

11.  General
     -------

     a. GOVERNMENT AND OTHER REGULATIONS: The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required.

     b. TAX WITHHOLDING: The Company shall have the right to deduct and withhold from all Awards and from the cash and/or Stock issuable upon exercise thereof, if any, all federal, state and local taxes required by law to be withheld with respect thereto including the right to withhold shares of Stock otherwise issuable or deliverable in connection with such Award or the exercise thereof having an aggregate Fair Market Value on the Date of Grant of the Award or the date of the

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

          exercise thereof, as the case may be, equal to the amount the Company is required to withhold.

     c. CLAIM TO AWARDS AND EMPLOYMENT RIGHTS: No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

     d. NONTRANSFERABILITY: A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, hypothecated or transferred except, in the event of an employee's death, by will, or if there be no will, under the laws of descent and distribution, subject at all times to the terms of the Plan.

     e. INDEMNIFICATION: Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding. He or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Articles of Incorporation or Bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     f. RELIANCE ON REPORTS: Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the firm of independent public accountants regularly employed by the Company and upon any other information furnished in connection with the Plan by any person other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or any failure to act, if done in good faith.

     g. RELATIONSHIP TO OTHER BENEFITS: No compensation payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company.

     h. EXPENSES: The expenses of administering the Plan shall be borne by the Company.

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

     i. PRONOUNS: Masculine pronouns and other words of masculine gender shall refer to both men and women where the context makes such reference appropriate.

     j. TITLES AND HEADINGS: The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of conflict, the text of the Plan, rather than such titles or headings, shall control.

     k. RIGHT AS A SHAREHOLDER: An optionee shall have no right as a shareholder with respect to any Stock covered by an Option or receivable upon the exercise of an Option or a Stock Appreciation Right until such optionee shall have become the registered holder of such Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect of Stock for any period or at any time prior to the date upon which such optionee in fact shall have become the registered holder of the shares of Stock acquired pursuant to the exercise of such Option or Stock Appreciation Right.

     l. GOVERNING LAW: The Plan and all determinations made and actions taken in respect thereof shall be governed by and construed in accordance with the laws of the State of Illinois.

     m. SEVERABILITY: The illegality or unenforceability of any part of the Plan shall not affect the legality or enforceability of any other provision contained herein.

12.  Changes In Capital Structure
     ----------------------------

          The aggregate number of shares of Stock subject to the Plan, and all Options, Stock Appreciation Rights, Restricted Stock Awards and any Award Agreements evidencing such Awards, may, at the sole discretion of the Committee, be subject to adjustment by the Committee as to the number and price of shares of Stock or other consideration subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Awards.

13.  Amendments and Termination
     --------------------------

     a. RIGHT TO AMEND: The Board may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part, from time to time, including (without limitation) amendments deemed necessary or desirable to qualify the Options and/or the Stock Appreciation Rights under the rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Exchange Act and under the laws, rules and regulations of any governmental regulatory authority or commission having jurisdiction over the Company or any Subsidiary, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any

          Option, Stock Appreciation Right or Restricted Stock Award granted hereunder, without the approval of the shareholders of the Company; provided, however, that no action shall be taken without the approval of the shareholders of the Company to increase the number of shares of Stock on which Awards of Stock Appreciation Rights, Restricted Stock and Options may be granted except for increases and adjustments made pursuant to Section 12 hereof, or change the manner of determining the Option price or change the manner of determining the amount payable upon exercise of a Stock Appreciation Right or otherwise materially increase the benefits accruing to Key Employees under the Plan, or change the class of employees eligible to participate or materially modify the requirements as to eligibility for participation in the Plan, or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive or hold an Option, a Stock Appreciation Right or Restricted Stock granted under the Plan.

     b. REPLACEMENT AND EXTENSION OF TERMS: The Committee from time to time may permit a Key Employee to whom an Option and Stock Appreciation Right, if any, has been granted under the Plan to surrender for cancellation any unexpired outstanding Option and related Stock Appreciation Right, if any, and receive from the Company in exchange therefor an Option for such number of shares of Stock as may be designated by the Committee, together with related Stock Appreciation Rights, if any, as the Committee may determine, all on the terms and conditions which the Committee in its sole discretion may prescribe. The Committee may extend the duration of any Option and/or Stock Appreciation Right for a period not to exceed the remainder of the life of the Plan, subject to the other limitations set forth herein, on such other terms and conditions as the Committee deems desirable, and, in the case of Incentive Stock Options, upon changing the Option price thereunder to reflect the present Fair Market Value of each share of Stock the subject thereof as of the date of such extension.

     c. LIMITATION OF AMENDMENTS: Notwithstanding the foregoing, no amendment or termination or modification of the Plan shall in any manner affect any Award of an Option, Stock Appreciation Right or Restricted Stock theretofore granted without the written consent of the Key Employee to whom the Award was granted, except that the Committee may amend or modify the Plan in a manner that does affect any Option, Stock Appreciation Right or Restricted Stock theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options, Stock Appreciation Rights or Restricted Stock affected thereby.

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